UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 31, 2017

FIRST BANCORP.

(Exact Name of Registrant as Specified in its Charter)

001-14793

(Commission File Number)

Puerto Rico	66-0561882
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

1519 Ponce de Leon

San Juan, Puerto Rico 00908-0146

(Address of Principal Executive Offices) (Zip Code)

(787) 729 8200

(Registrant’s Telephone Number, including Area Code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

On October 31, 2017, First BanCorp. (the “Corporation”), the bank holding company for FirstBank Puerto Rico (the “Bank”), released the results of its “company-run” stress test required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (“DFAST”) for the Corporation and the Bank. The Corporation and the Bank are required to disclose on an annual basis the results of the severely adverse scenario of the DFAST annual capital stress test.

Results indicate that, even in the severely adverse scenario presented under the test, the Corporation’s capital ratios exceed both the regulatory minimum required ratios mandated under Basel III and the well-capitalized thresholds throughout the nine-quarter planning horizon.

The information is available on the Corporation’s website at www.1firstbank.com in the Investor Relations section and is furnished as Exhibit 99.1 hereto.

The severely adverse scenario results of the “company-run” DFAST is being furnished pursuant to Item 7.01, and the information contained therein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section. Furthermore, the information contained in Exhibits 99.1 shall not be deemed to be incorporated by reference into the Corporation’s filings under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

The following exhibit shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.

(a)	Exhibits

Exhibit No.	Description

99.1	First BanCorp 2017 Annual Company-Run Stress Test Results, Severely Adverse Scenario

Exhibit Index

Exhibit No.	Description

99.1	First BanCorp 2017 Annual Company-Run Stress Test Results, Severely Adverse Scenario

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 31, 2017	FIRST BANCORP

	By:	/s/ Orlando Berges
	Name:	Orlando Berges
	Title:	Executive Vice President and Chief Financial Officer